EFFECTIVE AUGUST 23RD, 2004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2005

Canglobe International Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-27737	77-0454856

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 700, 300 Fourth Avenue, Las Vegas, Nevada	89101

(Address of principal executive offices)	(Zip Code)

(702) 265-1984

Registrant’s telephone number, including area code

Suite 2440, 10303 Jasper Avenue, Edmonton, Alberta Canada T5J 3N6

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant’s Business and Operations – not applicable

Section 2 - Financial Information – not applicable

Section 3 - Securities and Trading Markets – not applicable

Section 4 - Matters Related to Accountants and Financial Statements – not applicable

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)(1) Director resignations:

(i) James Baker resigned as a director on August 19, 2005 and David Alexander resigned as a director September 9, 2005;

(ii) David Alexander the Company’s Chief Financial Officer and Secretary resigned on September 9, 2005; and

(iii) The resignations were by agreement.

(b) Both Mr. Baker and Mr. Alexander resigned by agreement

(c) Mr. Theodor Henneg will become Chief Financial Officer and Secretary as of September 25, 2005:

(d) Mr. Theodor will become a Director as of September 25, 2005

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year – not applicable

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans – not applicable

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics – not applicable

Section 6 - [Reserved] not applicable

Section 7 - Regulation FD – not applicable

Section 8 - Other Events – not applicable

Section 9 - Financial Statements and Exhibits- not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANGLOBE INTERNATIONAL INC.

(Registrant)

Date: September 23, 2005	_s/ Donald Sampson

Donald Sampson
Director/President

_s/Theodor Hennig

Theodor Hennig
Director/Chief Financial Officer